UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2016

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-176954	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2016, we entered into several agreements with Bellridge Capital, LP(“BCLP”) relating to two financing transactions. One transaction is for $1,000,000 of Senior Convertible Promissory Notes and the other is for a $9,000,000 equity line.

The $1,000,000 note financing involves a Note Securities Purchase Agreement (NSPA”) and a form of note to be issued by us on funding. The notes will be purchased at a 5.5% original issue discount, bear interest at 6% per annum, are convertible into our common stock at a 25% discount to our lowest trading price for the 20 days prior to the conversion. BCLP will not affect any conversion which will result in its holding more than 4.99% of our common stock and has agreed to limit the sales of our stock to 22.5% of the trading volume on the date of sale unless the trading volume exceeds $130,000 on a day, in which case the applicable trading volume limitation will be 30%. The form of note provides for certain penalties for failure to timely deliver stock and contains other protective provisions for BCLP. $400,000 principal amount of the Note has been funded, the next trance of $200,000 will be due in 30 days and the final tranche of $400,000 will be funded upon the effectiveness of a registration statement that we will file covering the shares of our common stock issuable upon conversion of the notes.

The $9,000,000 Equity Line is pursuant to an Equity Line Securities Purchase Agreement (“ELSPA”) which provides for a 3% origination fee also required BCLP to purchase shares of our stock which we will put to BCLP at a price equal to 75% of the lowest bid price for our stock during the 20 trading days preceding the put notice. Our draw downs, or puts, have a minimum amount of $25,000 and a maximum amount of $500,000 and can be no more than 300% of the average trading volume of our stock during the ten day pricing period of the put. BCLP is not required to accept any put which will result in their becoming a holder of more than 4.99% of our outstanding stock and its resales are subject to the same volume limitations as resales of our stock issued on conversion of the notes. As a result of the restrictions and limitations on our right to put our shares to BCLP, we cannot give any assurance as to whether we will be able to raise $9,000,000 under the ELSPA.

In connection with the foregoing financing agreements with BPLP, we also signed a Registration Rights Agreement (the “RRA”) with BCLP which requires us to file a registration statement under the Securities Act of 1933, as amended, at our expense covering the shares issuable on conversion of the notes and upon our exercise of puts. The funds under the ELSPA will not be available to us until the registration statement is ordered effective.

Aegis Capital Corp., the sole placement agent, will receive a 10% commission on all funds raised under the NSPA and the ELSPA.

The foregoing is only a brief summary of the agreements referred to herein and the reader is referred such agreements, which are exhibits hereto, for a full understanding of their terms and conditions of those documents.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements - None

(b)	Exhibits

10.1	NSPA

10.2	Form of Note

10.3	ELSPA

10.4	RRA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2016

ENDONOVO THERAPEUTICS, INC

By:	/s/ Alan Collier
Alan Collier Chief Executive Officer